                                                                   EXHIBIT 10.3

                                PURCHASE CONTRACT

A.   INTRODUCTION; PARTIES

     This agreement ("Agreement") is made as of September 26, 2000 by and between NG LAND LLC, a California limited liability company ("NG LAND") and eToys Distribution, L.L.C., a Delaware limited liability company ("eTOYS").

B.   REAL PROPERTY

     The real property (together with all improvements located thereon and easements, privileges, rights and appurtenances thereto, the "REAL PROPERTY") is described as follows:

     ALL that certain parcel of land situate in Blairs Magisterial District, Pittsylvania County, Virginia, containing 163.018 acres and located on Toy Lane (State Road No. 1123), all as more particularly shown on Plat of Survey For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry & Davis, Inc. (File No. V 2224 B) to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia (the "Clerk's Office"); and being, in fact, a part of the same property conveyed to East Bowles, L.L.C., a Virginia limited liability company, from William H. Rogers, Jr., and Judith R. Rogers, husband and wife, by deed dated October 16, 1996, recorded in the Clerk's Office in Deed Book 1057, at page 548;

     together with a non-exclusive joint use sewer easement over the single-shaded area shown and being known and designated as Exhibit C Detail containing 0.063 acres, plus or minus, on that certain Plat of Survey for eToys Distribution, L.L.C., dated June 14, 2000 and last revised September 18, 2000 prepared by Dewberry and Davis, Inc., Registered Land Surveyor, attached hereto as Exhibit "A," said Plat to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia; and

     together with a non-exclusive easement over the area described on Exhibit "B" for the benefit of the Property for ingress to and egress from the Property ("Toy Lane Easement"). NG Land and eToys acknowledge and agree that the Toy Lane Easement shall cease and be of no further force or effect upon the re-dedication of the Toy Lane Easement area to the State of Virginia for roadway purposes at the expiration or earlier termination of that certain Deed of Lease dated May 10, 1999, by and between East Bowles (as defined below) and eToys Inc., as such may have heretofore or hereafter be amended from time to time ("Bowles Lease").

C.   ACQUISITION OF THE REAL PROPERTY

          1. Subject to the terms of this Agreement, NG Land agrees to acquire the Real Property by a general warranty deed ("Deed") in the form of EXHIBIT "C" attached hereto and made a part hereof from East Bowles, L.L.C., a Virginia limited liability company ("EAST BOWLES"), in accordance with the provisions of that certain Contract of Purchase between East Bowles, as seller, and eToys, as purchaser, dated September 26, 2000 ("PURCHASE CONTRACT").

          2. eToys hereby assigns to NG Land the rights of the purchaser under the Purchase Contract but all obligations and responsibilities of purchaser under the Purchase Contract shall remain with eToys. eToys agrees to execute any commercially reasonable assignment of the Purchase Contract that is required by the Title Company (as defined below) and/or East Bowles.

          3. On or prior to the "Settlement Date," as that term is defined in the Purchase Contract, NG Land agrees to pay exactly THIRTEEN MILLION DOLLARS ($13,000,000.00) to eToys through the escrow established for the purchase of the Real Property from East Bowles pursuant to the Purchase Contract as the purchase price for the Real Property to be paid to eToys, a portion of which eToys shall apply towards the purchase price of the Real Property from East Bowles as required by the Purchase Contract.

          4. In consideration for the funds paid by NG Land, the Purchase Obligation (as defined below) and the Lease (as defined below) granted herein, eToys shall pay all costs, expenses or other amounts necessary to purchase the Real Property from East Bowles in accordance with the Purchase Contract and this Agreement.

          5. eToys shall have no right to reimbursement from NG Land for any amounts paid pursuant to this Agreement by eToys.

D.   STATE OF TITLE

     The parties acknowledge that NG Land shall cause a first deed of trust or mortgage ("DEED OF TRUST") to be executed to secure a promissory note executed by NG Land for $14,500,000.00 in favor of RE Loan.Toys LLC, a California limited liability company ("RE LOAN.TOYS"). The Deed of Trust shall be recorded against the Real Property (the "RE LOAN.TOYS LOAN"). The Deed of Trust shall record concurrently and next in order after the Deed.

     NG Land's obligation to purchase the Real Property is conditioned upon the following:

          Stewart Title Guaranty Company ("TITLE COMPANY") shall commit to issue, concurrently with the closing, its ALTA Owner's Policy of Title Insurance with mechanics' lien coverage that insures the fee title of NG Land in the amount of $14,500,000.00 subject only to Schedule B Exceptions as shown on Title Company's Commitment for Title Insurance Number 00005783 dated September 14, 2000 ("TITLE COMMITMENT"), the Deed of Trust, the Lease, the Purchase Obligation, the Non-Disturbance Agreement (as defined in the Lease) and other matters created pursuant to the Purchase Contract; provided, however, that the Deed of Trust shall be superior to the Lease, the Purchase Obligation, the Non-Disturbance Agreement and other matters created pursuant to the Purchase Contract. eToys shall pay for the cost of such policy.

          Stewart Title Guaranty Company shall commit to issue, concurrently with the closing, its ALTA Lender's Policy of Title Insurance with mechanics' lien coverage in the amount of $14,500,000.00 that insures RE Loan.Toys that the fee title of the Real Property is vested in NG Land subject only to Schedule B Exceptions as shown on Title Commitment, the Deed of Trust, the Lease, the Purchase Obligation, the Non-Disturbance Agreement and other matters created pursuant to the Purchase Contract; provided, however, that the Deed of Trust shall be superior to the Lease, the Purchase Obligation, the Non-Disturbance Agreement and other matters created pursuant to the Purchase Contract. eToys shall pay for the cost of such policy.

eToys agrees that the rights of NG Land contained herein do not constitute a financing of the Real Property but are an arm's length transaction to be interpreted in accordance with the terms and provisions of this Agreement. Immediately upon NG Land's acquisition of the Real Property, NG Land shall have all of benefits of the ownership of the title to the Real Property, including, without limitation, the right to receive rents and the right to possession, subject only to the terms of the Lease and the Purchase Obligation. eToys agrees that the terms and provisions of this Agreement set forth the intentions of the parties.

E.   LEASE; COSTS AND EXPENSES

     Concurrently with NG Land's acquisition of the Real Property, NG Land and eToys shall enter into a lease (the "LEASE") in the form of EXHIBIT "D" attached hereto and made a part hereof. eToys shall be responsible for all costs and expenses of NG Land's acquisition of the Real Property pursuant to this Agreement and the Purchase Contract as follows: $13,000.00 payable to James Kroetch, Esq., Trust Account.

F.   OBLIGATION TO PURCHASE.

     NG Land and eToys acknowledge and agree that the Lease contains an obligation on behalf of eToys to purchase the Real Property upon the expiration of the Lease ("Purchase Obligation") in accordance with the terms set forth in the Lease; provided, however, eToys, at its sole option, also has the right to accelerate such acquisition of the Real Property in accordance with the terms set forth in the Lease.

G.   NOTICES

          1. NOTICE TO NG LAND. Any notice required or permitted to be given to NG Land shall be in writing and be deemed to have been properly given upon mailing the same by certified or registered mail, return receipt requested, or Federal Express or other reputable overnight courier, with postage prepaid or by facsimile transmission to NG Land:

                           NG Land LLC
                           432 Estudillo Avenue
                           San Leandro, CA 94577
                           Facsimile No.:  (510) 357-5196
                           (Prior to October 15, 2000)

                           NG Land LLC
                           201 Lafayette Circle
                           Lafayette, California  94549
                           Facsimile No.: [To Be Provided Following Relocation] (On or after October 15, 2000)

NG Land reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to eToys.

          2. NOTICE TO eTOYS. Any notice required or permitted to be given to eToys shall be in writing and be deemed to have been properly given upon mailing the same by certified or registered return receipt requested, or Federal Express or other reputable overnight courier, with postage prepaid or by facsimile transmission to eToys:

                           eToys Distribution L.L.C.,
                           9141 U.S. Highway 29
                           Blairs, Virginia 24527
                           Facsimile No.:  (804) 835-1101
                           Attn:  Facilities Manager

                           And

                           3100 Ocean Park Boulevard, Suite 300
                           Santa Monica, California 90405
                           Facsimile No.(310) 664-8101
                           Attn:  General Counsel
eToys reserves the right to designate another representative for the purpose of receiving notices required or permitted to be made hereunder provided the designation is made in writing and delivered to NG Land.

H.   ATTORNEYS' FEES

     In the event either party shall be required to commence or defend any action or proceeding against the other party by reason of any breach or claimed breach of any provision of this Agreement, to commence or defend any action or proceeding in any way connected with this Agreement or to seek a judicial declaration of rights under this Agreement, the party prevailing in such action or proceeding shall be entitled to recover from or to be reimbursed by the other party for the prevailing party's reasonable and actual attorneys' fees and costs through all levels of proceedings.

I.   ENTIRE AGREEMENT

     This Agreement constitutes the entire understanding between the parties and shall be conclusively deemed to supersede all prior written or verbal communications between the parties. This Agreement may not be modified or terminated unless in writing, signed by the parties to this Agreement.

J.   GOVERNING LAW.

     This Agreement is to be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia, United States of America, which shall be deemed to have personal jurisdiction over the parties.

K.   AUTHORITY.

     The individuals signing this Agreement on behalf of the NG Land and the eToys, respectively, expressly warrant and represent personally that he has full power and authority so to act on behalf of his principal.

L.   BINDING EFFECT.

     This Lease shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, successors and permitted assigns, except as expressly set forth hereinabove.

M.   PARTIAL INVALIDITY.

     If any provisions of this Agreement or the application thereof to any person or circumstance shall be deemed invalid or unenforceable, the remainder of this Agreement and its application to other persons or circumstances shall not be affected by such partial invalidity but shall be enforced to the fullest extent permitted by law as though such invalid or unenforceable provisions was never a part hereof.

N.   COUNTERPARTS.

     This Lease may be executed in one or more identical counterparts, and as so executed by all parties hereto shall constitute a single instrument for purposes of the effectiveness of this Agreement.

O.   TIME OF ESSENCE.

     Time is of the essence with respect to the performance of all obligations to be performed or observed by the parties under this Agreement.

P.   CONFIDENTIALITY.

     Except as may be required by subpoena or other legal requirement or for the purposes of or except as may be reasonably required in connection with the sale, re-leasing, financing or refinancing of the Real Property, all information learned by or disclosed to NG Land with respect to eToys' business (including without limitation, a copy of this Agreement and the terms hereof and payments due hereunder) or information disclosed or discovered during an entry by NG Land into the Real Property, shall be kept strictly confidential by NG Land, NG Land's legal representatives, successors, assigns, employees, servants and agents and shall not be used (except for NG Land's confidential internal purposes) or disclosed to others by NG Land, or NG Land's servants, agents, employees, legal representatives, successors or assigns, without the express prior written consent of eToys, which eToys may withhold in its sole and absolute discretion. Any and all information conveyed to the media and/or the business community, whether in the form of informal or formal discussion, press releases, direct mail or other broadly distributed announcements regarding discussions, negotiations, lease signing, occupancy by eToys or such subsequent agreements between eToys and NG Land concerning this Agreement shall be conveyed exclusively by eToys (this includes any and all contact with print or broadcast reports, as well as paid advertising).

Q.   REAL ESTATE COMMISSIONS.

     NG Land and eToys each represent that it has not dealt with any broker or agent in connection with the negotiation, execution, or delivery of this Agreement, except for Bark, Inc. and George Smith Partners ("BROKERS"), George Smith Partners shall be paid by NG Land pursuant to a separate written agreement and Bar K, Inc. shall be paid by NG Land pursuant to a separate written agreement. NG Land and eToys agree to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any real estate commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than Broker.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

                               NG LAND:

                               NG Land LLC,
                               a California limited liability company


                               By:         /s/ BARNEY NG
                                  ------------------------------------------
                               Name:       BARNEY NG
                                  ------------------------------------------
                               Its:        MANAGING PARTNER
                                  ------------------------------------------

                               By:
                                  ------------------------------------------
                               Name:
                                  ------------------------------------------
                               Its:
                                  ------------------------------------------


                               eTOYS:

                               eTOYS DISTRIBUTION, L.L.C.,
                               a Delaware limited liability company


                               By:         /s/ PETER M. JUZWIAK
                                  ------------------------------------------
                               Name:       PETER M. JUZWIAK
                                  ------------------------------------------
                               Its:  ASSISTANT SECRETARY AND ASSISTANT TREASURER
                                  ------------------------------------------

                               By:
                                  ------------------------------------------
                               Name:
                                  ------------------------------------------
                               Its:
                                  ------------------------------------------

                                   EXHIBIT "A"

                                 PLAT OF SURVEY



                                [ATTACHED HERETO]

                                   EXHIBIT "B"

                                TOY LANE EASEMENT


     All that certain property sixty feet in width and .19 mile in length being that portion of Toy Lane (State Road 1123) which was abandoned by Resolution No. 200-06-29 of the Board of Supervisors of Pittsylvania County, Virginia. Said easement area begins at the terminus of the existing right of way of Toy Lane (0.7 mile west of the intersection of Toy Lane with U. S. Highway No. 29) and extends approximately .19 mile to the boundary line of the 163.08 acre tract as shown on Plat of Survey For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry and Davis, a copy of which is to be recorded contemporaneously herewith.

                                                     Taxpayer Identification No.
                                                                  Part 125-A-53B

                                   EXHIBIT "C"


                              GENERAL WARRANTY DEED


NG LAND L.L.C.,
A CALIFORNIA LIMITED LIABILITY COMPANY

FROM:   DEED

EAST BOWLES, L.L.C.,
A VIRGINIA LIMITED LIABILITY COMPANY

     THIS DEED, made and executed as of the 26th day of September, 2000, by and between EAST BOWLES, L.L.C., a Virginia limited liability company, grantor and party of the first part, and NG LAND L.L.C., a California limited liability company, grantee and party of the second part:

     WITNESSETH: That for and in consideration of the sum of One Million Eleven Thousand One Hundred Fifty Dollars ($1,011,150.00) cash in hand paid by the party of the second part to the party of the first part and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the said party of the first part does hereby bargain, sell, grant and convey, in fee simple, with general warranty of title, unto the party of the second part, the following, to-wit:

     ALL that certain parcel of land situate in Blairs Magisterial District, Pittsylvania County, Virginia, containing 163.018 acres and located on Toy Lane (State Road No. 1123), all as more particularly shown on Plat of Survey For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry & Davis, Inc. (File No. V 2224 B) to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia (the "Clerk's Office"); and being, in fact, a part of the same property conveyed to East Bowles, L.L.C., a Virginia limited liability company, from William H. Rogers, Jr., and Judith R. Rogers, husband and wife, by deed dated October 16, 1996, recorded in the Clerk's Office in Deed Book 1057, at page 548;

     together with a non-exclusive joint use sewer easement over the single-shaded area shown and being known and designated as Exhibit C Detail containing 0.063 acres, plus or minus, on that certain Plat of Survey for eToys Distribution, L.L.C., dated June 14, 2000 and last revised September 18, 2000 prepared by Dewberry and Davis, Inc., Registered Land Surveyor, attached hereto as Exhibit "A," said Plat to be recorded in the Clerk's Office of the Circuit Court of Pittsylvania County, Virginia on the Settlement Date; and

     together with a non-exclusive easement over the area described on Exhibit "B" for the benefit of the Property for ingress to and egress from the Property ("Toy Lane Easement"). Seller and Purchaser acknowledge and agree that the Toy Lane Easement shall cease and be of no further force or effect upon the re-dedication of the Toy Lane Easement area to the State of Virginia for roadway purposes at the expiration or earlier termination of that certain Deed of Lease dated May 10, 1999, by and between Seller and eToys Inc., as such may have heretofore or hereafter be amended from time to time ("Lease").

     But reserving therefrom for the benefit of Tract 1 as shown on Exhibit "A," the proposed 20' storm drain easement (10' each side of centerline) along existing branch as shown on Exhibit "A" and reserving therefrom for the benefit of Tract 3 as shown on Exhibit "A," the ability to hook-up to the 20' wide sewer easement at the connection point shown on Exhibit "A" below the "Existing Pond."

     The property herein described is being conveyed subject to items shown on Exhibit "C" attached hereto. Specific reference is hereby made to the aforesaid deed and plat for a more particular description of the property herein conveyed.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed the day and year first above written.

                           GRANTOR:

                           EAST BOWLES, L.L.C., a Virginia limited
                           liability company

                           BY: Stanley W. Bowles Corporation, a Virginia
                               corporation, Manager of East Bowles, L.L.C.

                           BY:
                              ---------------------------------------------
                              President


------------------------------------
Secretary

                                 ACKNOWLEDGEMENT


STATE OF CALIFORNIA                                )
                                                   )   SS.
COUNTY OF _______________                          )



     On _________________ before me, _____________________________, personally appeared _________________________ and ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


                                          -----------------------------------
                                                    NOTARY PUBLIC
                                                 State of California

================================================================================
ATTENTION NOTARY: Although the information requested below is OPTIONAL, it could prevent fraudulent attachment of this certificate to another document.


THIS CERTIFICATE MUST BE Title of Document Type:____________________________ ATTACHED TO THE DOCUMENT Number of Pages:_____ Date of Document:____________
DESCRIBED AT RIGHT.         Signer(s) Other Than Named Above:
                            ___________________________________________________

                                   EXHIBIT "A"
                                       TO
                                   EXHIBIT "C"

                                 PLAT OF SURVEY


                                [ATTACHED HERETO]

                                   EXHIBIT "B"
                                       TO
                                   EXHIBIT "C"

                                TOY LANE EASEMENT



     All that certain property sixty feet in width and .19 mile in length being that portion of Toy Lane (State Road 1123) which was abandoned by Resolution No. 200-06-29 of the Board of Supervisors of Pittsylvania County, Virginia. Said easement area begins at the terminus of the existing right of way of Toy Lane (0.7 mile west of the intersection of Toy Lane with U. S. Highway No. 29) and extends approximately .19 mile to the boundary line of the 163.08 acre tract as shown on Plat of Survey For: eToys Distribution, L.L.C., dated June 14, 2000, last revised September 18, 2000, made by Dewberry and Davis, a copy of which is to be recorded contemporaneously herewith.

                                   EXHIBIT "C"
                                       TO
                                   EXHIBIT "C"

                              PERMITTED EXCEPTIONS



1. Taxes subsequent to December 31, 1999. Taxes for the year of 2000 are a lien, not yet due and payable. Subject to supplemental taxes.

2. Easements to C & P Telephone of Virginia dated February 4, 1977 of record in the aforesaid Clerk's office in Deed Book 631 at Page 769.

3. Easement to Virginia Electric and Power Company dated April 22, 1976 of record in the aforesaid Clerk's Office in Deed Book 623 at Page 175.

4. Easement to Virginia Electric and Power Company dated December 11, 1996 of record in the aforesaid Clerk's Office in Deed Book 1064 at Page 788.

5. Easement to Virginia Electric and Power Company dated July 8, 1999 of record in the aforesaid Clerk's Office in Deed Book 1167 at Page 260.

6. Abandoned Old Communications Line Crossing Property of record in Map Book 43, at Page 237E.

7. Creek Crossing property and rights of others in and to the continued and uninterrupted flow thereto of record in Map Book 43 at Page 237E.

8. Property line follows right of way of Southern Railway on the West of record in Map Book 43 at Page 237E.

9. Proposed 20' utility easement to be dedicated to PCSA of record in Map Book 43 at Page 237E.

10. Approximate location of existing detention pond of record in Map Book 43 at Page 237E.

11. Easement 40' along easterly property line to be dedicated to PCSA of record in Map Book 43 at Page 237E.

12. Title to any portion of the property within the bounds of any road or highway.

13.  Encroachment of improvements outside title lines.

14. Any discrepancies, conflicts, or shortages in area or boundary lines, or any encroachments or any overlapping of improvements or other boundary or location disputes.

15. Deed of Trust from NC Land, LLC, a California limited liability company securing RE LOAN.TOYS LLC in the amount of $14,500,000.00.

16.  A)   portion of property in within Flood Hazard Zone A.

     B)   30 foot utility easement along Toy Lane.

     C)   40 foot utility easement along Toy Lane.

     D)   Proposed 20 foot sanitary sewer easement.

     E)   100" x 100" sanitary sewer pump station.

     F)   utility pole with underground utility at pump station.

     G)   20 foot sanitary sewer easement.

     H)   overhead utility.

     I)   existing 30 foot Vepco utility easement.

     J)   40 foot easement along portion of eastern boundary line.

     K)   encroachment of barn.

          as shown on Survey by Dewberry & Davis dated September 18, 2000.

                                   EXHIBIT "D"

                                      LEASE




                                [ATTACHED HERETO]




                                      -1-